HILLS BANCORPORATION

                              An Iowa Corporation

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 April 17, 2000

        The Annual Meeting of the Shareholders of Hills Bancorporation, an Iowa corporation (the "Company"), will be held at the Hills Community Center, Hills, Iowa, on Monday, the 17th day of April, 2000, at 4:00 o'clock p.m., local time, for the following purposes:

        1.      To elect five members of the Board of Directors.
        2. To approve the Hills Bancorporation 2000 Stock Option and Incentive Plan.
        3. To transact such other business as may properly be brought before the meeting or any adjournments thereof.

        The Board of Directors has fixed the close of business on March 14, 2000, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the meeting, or any adjournments thereof.

        TO INSURE YOUR REPRESENTATION AT THE MEETING, THE BOARD OF DIRECTORS OF THE COMPANY SOLICITS YOU TO MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED AND, IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY WITHDRAW YOUR PROXY AND DO SO.

Date: March 27, 2000                      By Order of the Board of Directors


                                          /s/ Dwight O. Seegmiller
                                          ----------------------------------
Hills Bancorporation                      Dwight O. Seegmiller, President
131 Main Street
Hills, Iowa 52235

                              HILLS BANCORPORATION
                                131 Main Street
                               Hills, Iowa 52235

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held on April 17, 2000

        This Proxy Statement is furnished to shareholders of Hills Bancorporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of Shareholders to be held April 17, 2000, and any adjournments thereof. This Proxy Statement and form of Proxy enclosed herewith are first sent to the shareholders of the Company entitled thereto on or about March 20, 2000.

        If the accompanying Proxy is properly signed and returned and is not withdrawn or revoked, the shares represented thereby will be voted in accordance with the specifications thereon. If the manner of voting such shares is not indicated on the Proxy, the shares will be voted FOR the election of the nominees for directors named herein and FOR approval of the Hills Bancorporation 2000 Stock Option and Incentive Plan. Election of any nominee as a director and approval of the Hills Bancorporation 2000 Stock Option and Incentive Plan requires a majority of the votes cast by the shares entitled to vote at a meeting at which a quorum is present.

        Only shareholders of record at the close of business on March 14, 2000, are entitled to notice of and to vote at the meeting. There were 1,495,941 shares of Common Stock of the Company outstanding at the close of business on that date, all of which will be entitled to vote. The presence, in person or by proxy, of the holders of a majority of such outstanding shares is necessary to constitute a quorum for the transaction of business at the meeting. Holders of the shares of Common Stock are entitled to one vote per share standing in their names on the record date on all matters. Shareholders do not have cumulative voting rights. If the holder of shares abstains from voting on any matter, or if shares are held by a broker which has indicated that it does not have discretionary authority to vote on a particular matter, those shares will be counted for quorum purposes, but will not be counted as votes cast with respect to any matter to come before the meeting and will not affect the outcome of any matter.

        The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without extra compensation, by telephone, facsimile or personal contact. It will greatly assist the Company in limiting expense in connection with the meeting if shareholders who do not expect to attend in person will return signed proxies promptly whether they own a few or many shares.

        A shareholder may revoke his or her Proxy at any time prior to the voting thereof by filing with the Secretary of the Company at the Company's principal office at 131 Main Street, Hills, Iowa 52235, a written revocation or a duly executed Proxy bearing a later date. A shareholder may also withdraw the Proxy at the meeting at any time before it is exercised.

           INFORMATION CONCERNING NOMINEES FOR ELECTION AS DIRECTORS

        The Company has ten directors with staggered terms of office. Effective on April 17, 2000, Earl M. Yoder will have reached the mandatory retirement age of 72 established by the Board of Directors and will not serve beyond the Annual Meeting. One director is to be elected to fill the newly created vacancy by the retirement of Mr. Yoder and serve the remaining year of his unexpired term. In addition, four directors are to be elected at the 2000 Annual Meeting of shareholders to serve for a three-year term. The Board of Directors has no reason to believe that any nominee will be unable to serve as a director, if elected. However, in case any nominee should become unavailable for election, the proxy will be voted for such substitute, if any, as the Board of Directors may designate.

        Each director of the Company also serves as a director of each of the Company's wholly-owned subsidiaries which are three commercial banks. The commercial banks are Hills Bank and Trust Company ("Hills"), Hills Bank, which has offices in Cedar Rapids, Lisbon and Mount Vernon ("Hills Bank"), and Hills Bank Kalona ("Kalona"). The Company anticipates that, following the election of the nominees set forth below, all directors of the Company will continue to serve as directors of the Banks, being elected to such positions by the vote of the Company as the sole shareholder of the Banks.

        Set forth below are the names of the five persons nominated by the Board of Directors for election as directors at the 2000 Annual Meeting along with certain other information concerning such persons.

Name and Year                      Positions &       Principal Occupation or
First Became                       Offices Held      Employment During
a Director               Age       With Company      the Past Five Years
-------------           -----      ------------      ---------------------------
Nominee for Director to Serve Until the 2001 Annual Meeting

Michael D. Hodge (1)     46        Nominee for       President and shareholder
                                   Director          of Hodge Construction
                                                     Company

Note:
(1) Michael D. Hodge is a nominee for director to fill the unexpired term of Earl M. Yoder. Mr Hodge is the owner of approximately fifty-five percent (55%) of Hodge Construction Company. In 1999, the Company entered into two cost-plus contracts with Hodge Construction Company for construction management services for construction projects slated to start in the second quarter of 2000 in Hills, Iowa and Coralville, Iowa. During 1999, the Company made no payments for construction management services performed for the Company under these cost-plus contracts. Although these contracts were not entered into as a result of competitive bidding, the contracts were entered into in the ordinary course of business of the Company and, in the opinion of management, the amounts to be paid under such contracts for the services performed will be at least as favorable to the Company as prices generally charged by similar businesses in the area for such services. If Mr. Hodge becomes a director of the Company, management anticipates that any future contracts between the Company and Hodge Construction Company will be entered into as a result of competitive bidding.

Directors Serving Until the 2003 Annual Meeting

Willis M. Bywater          61      Director &        Executive officer and
1984-Company                       Vice President    shareholder of Economy
1979-Bank                                            Advertising Company
                                                     (commercial printing
                                                     and sales of advertising
                                                     specialties)

Thomas J. Gill, D.D.S.     53      Director          Dentist - Private Practice
1993-Company
1993-Bank

Donald H. Gringer          65      Director          Executive officer and
1988-Company                                         shareholder of Gringer Feed
1988-Bank                                            and Grain (grain elevator)

Dwight O. Seegmiller       47      Director &        President of the Company
1986-Company                       President         and the Bank
1986-Bank

              INFORMATION CONCERNING DIRECTORS OTHER THAN NOMINEES

        The following table sets forth certain information with respect to directors of the Company who will continue to serve subsequent to the 2000 Annual Meeting and who are not nominees for election at the 2000 Annual Meeting.

Name and Year                      Positions &       Principal Occupation or
First Became                       Offices Held      Employment During
a Director                Age      With Company      the Past Five Years
-------------            -----     ------------      ---------------------------
Directors Serving Until the 2001 Annual Meeting

Richard W. Oberman         64      Director          President,
1984-Company                                         Oberman Farms, Inc.
1980-Bank

Sheldon E. Yoder, D.V.M.   47      Director          President
1997-Company                                         and shareholder of
1997-Bank                                            Kalona Veterinary Clinic


Directors Serving Until the 2002 Annual Meeting

Theodore H. Pacha          51      Director          President and owner of THEO
1990-Company                                         Resources (Business
1990-Bank                                            Investment and Consulting),
                                                     May, 1999 to present;
                                                     previously executive
                                                     officer and owner of
                                                     Hawkeye Medical Supply,
                                                     Inc. (medical supplies)

Ann Marie Rhodes           46      Director          Vice President for
1993-Company                                         University Relations - The
1993-Bank                                            University of Iowa

Ronald E. Stutsman         60      Director          Executive officer and
1984-Company                                         shareholder of Eldon C.
1981-Bank                                            Stutsman, Inc. (fertilizer
                                                     plant)

None of the nominees or directors serves as a director of another company whose securities are registered under the Securities Exchange Act of 1934 or a company registered under the Investment Company Act of 1940.


                 INFORMATION CONCERNING THE BOARDS OF DIRECTORS


Board of Directors of Company

        The Board of Directors of the Company meets on a regularly scheduled basis. During 1999, the Board of Directors of the Company held an annual meeting and thirteen regular meetings. The Board of Directors of the Company has established a committee consisting of the nine non-employee directors (all directors but Mr. Seegmiller) to administer and grant awards under the Hills Bancorporation 1993 Incentive Stock Plan (the "Incentive Stock Plan"). During 1999, the Incentive Stock Committee held one meeting. The Board of Directors of the Company has not established any standing executive, audit, nominating or compensation committees or committees performing similar functions. During 1999, all directors of the Company attended at least seventy-five percent of the total number of meetings of the Board and the Incentive Stock Committee. Directors are compensated for attending meetings of the Board of Directors of the Company at the rate of $100 per meeting. The Directors are not compensated for meetings of the Incentive Stock Committee.

        Upon approval of the Incentive Stock Plan by the Company's shareholders at the 1993 Annual Meeting, options to purchase up to 2,055 shares of Company Common Stock were granted in accordance with the terms of the plan to each non-employee director of the Company (all directors but Mr. Seegmiller). The options were immediately exerciseable upon grant at an exercise price of $25.34 per share. The options were granted in tandem with dividend equivalents, entitling the holder of the option to receive, upon exercise of the option, a cash payment equal to the dividends paid with respect to the shares purchased from the date the option was granted through the date the option is exercised. The options will expire on the earlier of April 19, 2003 or two years after the director's term of service on the Board of Directors of the Company ends.

Boards of Directors of Banks

        The business and affairs of the Banks are managed directly by the Board of Directors of the Banks, the membership of which is identical to that of the Board of Directors of the Company. The Board of Directors of each of the Banks holds regular monthly meetings. In 1999, the Board of Directors of Hills had twelve regular meetings and one special meeting. The Board of Directors of Hills has established the Trust Committee, Audit Committee, Loan Committee and Employee Stock Ownership Plan ("ESOP") Committee as standing committees of the Board of Directors. Directors Gringer and Pacha serve on the Trust Committee; Directors Bywater, Gill and Rhodes on the Audit Committee; Directors Bywater, Oberman, Pacha, Stutsman, Sheldon Yoder and Earl Yoder on the Loan Committee; and Director Rhodes serves on the ESOP Committee. The three directors not appointed to the Loan Committee are invited to attend meetings of that committee and are compensated at the normal rate for each meeting attended. Hills has established no standing executive, nominating or compensation committees of the Board of Directors or committees performing similar functions.

        The Trust Committee is responsible for overseeing and annually reviewing the status of all trusts for which the Hills' Trust Department acts in a fiduciary capacity. The Trust Committee met twelve times during 1999. The Audit Committee held six meetings during 1999 and is responsible for coordinating the audit service with McGladrey & Pullen, LLP and addressing internal audit functions. The Loan Committee held eleven meetings during 1999 and is responsible for review and oversight of the loan activities of Hills. The ESOP Committee, which is responsible for overseeing the ESOP in connection with which Hills' Trust Department serves as trustee, had two meetings during 1999. During 1999, all of the directors of Hills attended at least 75% of the total number of meetings of the Board of Directors and the committees to which each director was appointed.

        Directors of Hills who are not employees of Hills (all directors but Mr. Seegmiller) receive a retainer of $5,000 per year and $250 for each meeting of the Board of Directors attended. Willis M. Bywater, the Chairman of the Board of Hills, receives an additional $1,500 per year as a retainer fee. Directors of Hills who are not employees of Hills are compensated for serving on the various Hills committees at the rate of $150 per meeting attended.

        The membership of the Board of Directors of Hills Bank, formerly Lisbon Bank and Trust Company and Kalona is identical to the membership of the Boards of Directors of the Company and Hills. The directors of Hills Bank and Kalona are compensated at the rate of $50.00 for each meeting attended. During 1999, there were no committees of the Board of Directors of Hills Bank or the Board of Directors of Kalona. The Board of Directors of Hills Bank held twelve regular meetings during 1999. The Board of Directors of Kalona held twelve regular meetings during 1999. All directors of the Hills Bank and Kalona attended at least 75% of the meetings held.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

        Set forth in the following table is certain information on each person who is known to the Board of Directors to be the beneficial owner as of March 10, 2000 of more than 5% of the Company's Common Stock, which is the only class of equity securities which the Company has outstanding.

                   Amount and Nature of Beneficial Ownership

                         Total Shares   Sole Voting    Shared Voting
Name and Address of      Beneficially  and Investment  and Investment Percent of
Beneficial Owner            Owned          Power           Power        Class
---------------------    ------------  --------------  -------------- ----------
Hills Bank and Trust       154,474           0           154,474 (1)    10.33%
  Company, as trustee
  of the Hills Bank
  and Trust Company
  Employee Stock
  Ownership Plan
  131 Main Street
  Hills, Iowa 52235

NOTE:

(1) Consists of shares of Company Common Stock allocated to the accounts of employees of the Banks eligible to participate in the Hills Bank and Trust Company Employee Stock Ownership Plan. Employees are entitled to direct the trustee how to vote shares allocated to their accounts.

        The following table sets forth certain information as of March 10, 2000 as to the number of shares of the Company's Common Stock beneficially owned by each director, nominee for director, executive officer and by the executive officers and directors as a group.

                   Amount and Nature of Beneficial Ownership

                        Total Shares   Sole Voting    Shared Voting
                        Beneficially  and Investment  and Investment  Percent of
   Name                    Owned           Power           Power       Class (3)
---------------------   ------------  --------------  --------------  ----------

Directors

Willis M. Bywater        26,715 (1)        15,355          11,360        1.78%
Thomas J. Gill, D.D.S.    2,055 (1)         2,055               0         .14%
Donald H. Gringer         2,679 (1)         2,679               0         .18%
Richard W. Oberman       15,255 (1)         4,275          10,980        1.02%
Theodore H. Pacha         2,655             2,655               0         .18%
Ann Marie Rhodes          2,055 (1)         2,055               0         .14%
Dwight O. Seegmiller     40,815 (2)        39,615           1,200        2.73%
Ronald E. Stutsman       14,958 (1)        14,769             189        1.00%
Earl M. Yoder            16,164            16,164               0        1.08%
Sheldon E. Yoder          2,364 (1)         2,364               0         .16%


Nominee for Director

Michael D. Hodge            900                 0             900         .06%


Non-Director Executive Officers

Thomas J. Cilek          21,249 (2)        16,629           4,620        1.42%
James G. Pratt           23,339 (2)        18,419           4,920        1.56%
All Directors and       171,203 (3)       137,034          34,169       11.29%
  Executive Officers
  as a group
  (13 persons)

NOTES:

(1) This figure includes 2,055 shares subject to currently exercisable stock options granted in 1993 for six of the directors of the Company and 2,055 shares subject to currently exercisable stock options granted in 1997 to one director pursuant to the Hills Bancorporation 1993 Incentive Stock Plan.

(2) This  figure  includes  shares  held by the  Hills  Bank and  Trust  Company
Employee Stock Ownership Plan which have been allocated to the executive officers for voting purposes. The following number of shares have been allocated under the ESOP to the executive officers for voting purposes: Mr. Seegmiller - 13,689; Mr. Cilek - 8,946; Mr. Pratt - 11,024; all executive officers as a group
- 33,659. Also includes 6,077 shares subject to currently exercisable stock options granted in 1993 to two executive officers of the Company. The amount of stock options for each executive officer: Mr. Cilek - 3,683; and Mr. Pratt - 2,394.

(3) Includes, for each such person, shares that are deemed to be beneficially owned by such person (a) because such shares are subject to options currently exercisable by such person or (b) because such shares are held by the Hills Bank and Trust Company Employee Stock Ownership Plan and have been allocated to such person with shared voting power, as noted in Notes 1 and 2.

                      EXECUTIVE COMPENSATION AND BENEFITS


Summary Compensation Table

        The following table provides certain summary information concerning compensation paid or accrued by the Company and the Bank for the last three fiscal years with respect to Mr. Seegmiller, as President of the Company, and to the other two executive officers of the Company:

                                  Annual Compensation      Long Term Compensation
                                  -------------------      ----------------------
                                                                  Awards
                                                                  ------
    Name and                                                    Securities
    Principal                                                   Underlying        All Other
    Position                  Year    Salary($)  Bonus($)(1)     Options      Compensation($)(2)
--------------------          ----    ---------  -----------    ----------    ------------------
Dwight O. Seegmiller .........1999     206,428     43,143           0              47,407
  President of                1998     206,428     33,743           0              42,644
  Company and                 1997     206,428     28,043           0              29,663
  Bank

Thomas J. Cilek ..............1999     159,512     18,650           0              21,116
  Secretary of                1998     159,512     12,550           0              20,813
  Company; Senior             1997     159,512     10,150           0              17,168
  Vice President
  of Bank

James G. Pratt ...............1999     159,512     28,550           0              22,295
  Treasurer of                1998     159,512     20,250           0              21,795
  Company;                    1997     159,512     10,150           0              17,520
  Senior Vice
  President of Bank

Notes:

(1) Consists of a $35,000 cash bonus for Mr. Seegmiller, a $17,000 cash bonus to Mr. Cilek and a $26,000 cash bonus to Mr. Pratt and additional compensation that represents the contributions, which were limited due to statutory and administrative rules, for the Hills Bank and Trust Company Employee Stock Ownership Plan and Profit Sharing Plan.

(2) For each of the named executive officers, the figures shown consist partially of contributions in the following amounts made by the Bank to the Hills Bank and Trust Company Employee Stock Ownership Plan and Profit Sharing Plan for the specified year and partially of above-market returns on deferred compensation accrued during the specified year. The difference between the figures shown and the contributions to the Hills Bank and Trust Company Employee Stock Ownership Plan and Profit Sharing Plan in the table below are the above-market returns:

                Year    Contribution Amounts
                ----    --------------------
                1999          $14,400
                1998           14,400
                1997           13,500

        For 1999 and 1998 the above-market returns were based on the change in the value of the Company's common stock. For 1997 such returns were based on the change in the value of the Standard & Poor's 500 index.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option
Values


                                                       Number of Securities Underlying      Value of Unexercised
                         Shares                            Unexercised Options at          In-the Money Options at
                       Acquired on        Value                   FY-End(#)                       FY-End ($)
     Name              Exercise(#)    Realized($)(1)   Exercisable/Unexercisable(2)(3)   Exercisable/Unexercisable(4)
    ------             -----------    --------------   -------------------------------   ----------------------------
Dwight O. Seegmiller ....8,886           $390,984                   -0-/-0-                        $ -0-/-0-
Thomas J. Cilek .........4,000           $177,747                 3,683/-0-                     $161,426/-0-
James G. Pratt ..........5,001           $220,027                 2,394/-0-                     $104,929/-0-

Notes:
(1) Value realized is the difference between the fair market value of the stock when the options were exercised and the option price of $26.17. Added to this value is the dividend equivalents paid on the option shares exercised which was $6.17 per share. Each participant paid ordinary income taxes rates on these non-qualified stock options for the value realized and the company received an income tax deduction.

(2) Options were granted in tandem with dividend equivalents. Dividend equivalents entitle the holder of the option to receive, upon exercise of the option, a cash payment equal to the dividends paid with respect to the shares purchased from the date the option was granted through the date the option was exercised.

(3) All options granted were subject to a five-year vesting requirement and are now fully vested.

(4) These dollar values were calculated by determining the difference between the fair market value of the securities underlying the options and the exercise or base price of the options at fiscal year-end. Options were granted at an exercise price equal to the then fair market value of the underlying stock which was determined by the Incentive Stock Committee of the Board of Directors to be equal to the then book value per share ($26.17) of the stock. The fair market value of stock as of December 31, 1999 is $70.00 per share. Since no established trading market exists for the Company's common stock the price of $70.00 is based on the last known selling price in December, 1999. The book value per share of the stock as of December 31, 1999 is $47.61 computed on the same method as the $26.17 book value used at the date the options were granted.


Employee Stock Ownership Plan

        Hills sponsors a tax-qualified income plan for the employees of Hills Bank and Trust Company, Hills Bank and Hills Bank Kalona known as the Hills Bank and Trust Company Employee Stock Ownership Plan (the "ESOP"). The ESOP is described in and operated in accordance with the provisions of the written plan document. Hills is the trustee of the ESOP assets. The ESOP is a defined contribution plan designed primarily to reward eligible employees for long and loyal service by providing them with retirement benefits. The ESOP is designed and intended to invest primarily in Common Stock issued by the Company and, in so doing, to provide for employee participation in the equity ownership of the Company. The ESOP may also provide benefits in the event of death, disability or other termination of employment prior to retirement. Any benefits payable under the ESOP will be based solely upon the amounts contributed for the benefit of a participant and any changes in the value of those contributions while they are held in the ESOP. The total number of participants in the ESOP as of January 1, 2000, was 226.

        Participating employees are entitled to direct the trustee of the ESOP how to vote the Common Stock of the Company held for their benefit and allocated to their accounts under the ESOP. The trustee of the ESOP will have voting discretion with regard to all other Common Stock of the Company owned by the ESOP, if any. All common stock owned by the ESOP has been allocated to participating employees.

        Each calendar year Hills, as plan sponsor, contributes to the ESOP such amount as may be determined by the Board of Directors of Hills or as may be required to make any payments of principal and interest due on any loan made to the trustee of the ESOP. The ESOP does not require or allow contributions by participating employees. Distributions of benefits from the ESOP to plan participants or their beneficiaries can be made either in cash or in Common Stock of the Company. In recent years, distributions have been made partly in cash and partly in Common Stock of the Company. Subject to certain exceptions, contributions to the ESOP are fully vested after seven (7) years of service with Hills, Hills Bank or Kalona.

        The following table indicates the amount accrued pursuant to the ESOP for each named executive officer or group during 1999:

Name of Individual                      Capacities in                   Amounts
or Number in Group                      Which Served                    Accrued
------------------                      -------------                   -------
Dwight O. Seegmiller             Director and President of the          $ 1,600
                                 Company; Director and President
                                 of the Bank

Thomas J. Cilek                  Secretary of the Company;              $ 1,600
                                 Senior Vice President of the Bank

James G. Pratt                   Treasurer of the Company;              $ 1,600
                                 Senior Vice President of the Bank

All Executive Officers
as a group (3 persons)                                                  $ 4,800

All Other Participating
Employees (223 persons)                                                 $58,838


Profit Sharing Plan

        Hills began sponsoring a new profit sharing plan in December, 1994. Hills is the trustee of the Hills Bank and Trust Company Profit Sharing Plan (the "Profit Sharing Plan"). The Profit Sharing Plan is operated in accordance with the provisions of the written plan document. Employees of Hills Bank and Trust Company, Hills Bank and Hills Bank Kalona are eligible to participate in the Profit Sharing Plan. The Profit Sharing Plan, like the ESOP, is designed primarily to reward eligible employees for long and loyal service by providing them with retirement benefits. The Profit Sharing Plan is a defined contribution plan and is invested in assets other than equity securities of the Company. Any benefits payable under the Profit Sharing Plan will be based solely upon the amounts contributed for the benefit of a participant and any changes in the value of those contributions while they are held in the Profit Sharing Plan. The Profit Sharing Plan does not require or allow contributions by participating employees. Subject to certain exceptions, contributions to the Profit Sharing Plan are fully vested after seven (7) years of service with the Banks.

        The following table indicates the amount accrued pursuant to the Profit Sharing Plan for each named executive officer or group during 1999:

Name of Individual                      Capacities in                 Amounts
or Number in Group                      Which Served                  Accrued
-------------------           --------------------------------       --------
Dwight O. Seegmiller          Director and President of the
                              Company; Director and President
                              of the Bank                             $12,800
Thomas J. Cilek               Secretary of the Company;
                              Senior Vice President of the Bank       $12,800
James G. Pratt                Treasurer of the Company;
                              Senior Vice President of the Bank       $12,800
All Executive Officers
as a Group (3 persons)                                                $38,400
All Other Participating
Employees (223 persons)                                              $470,700


Performance Graph

        The graphical presentation omitted herein provides information regarding cumulative, five year shareholder returns on an indexed basis of the Company's Common Stock as compared with NASDAQ Market Index and the Regional-Southwest Banks Index prepared by Media General Financial Services of Richmond, Virginia. The latter index reflects the performance of forty bank holding companies operating principally in the Midwest as selected by Media General Financial Services. The indexes assume the investment of $100 on December 31, 1994 in Company Common Stock, the NASDAQ Index and the Regional-Southwest Banks Index, with all dividends reinvested.

The following are the data points utilized in the omitted graph:

                         1994      1995      1996      1997      1998      1999
                      --------  --------  --------  --------  --------  --------
Hills Bancorporation  $ 100.00  $ 109.36  $ 134.93  $ 166.14  $ 205.75  $ 253.83

Compensation Committee Interlocks and Insider Participation

        Except as otherwise noted below, all compensation decisions affecting the executive officers of the Company and the Banks are made by the Board of Directors of the Banks, as the executive officers are employees of the Banks. The Board of Directors of the Banks has not established a compensation committee. Mr. Seegmiller, President of the Banks, serves on the Board of Directors of the Banks, but does not participate in deliberations or voting on decisions concerning compensation of executive officers. Although Mr. Seegmiller does make a recommendation to the Board of Directors regarding the compensation of Mr. Cilek and Mr. Pratt, no recommendation is made by Mr. Seegmiller regarding his own compensation. After making such recommendations, Mr. Seegmiller is excused from the meeting and the Board of Directors deliberates and votes upon the compensation to be paid to each of the three executive officers. Decisions regarding the award of stock options to the three executive officers pursuant to the Company's Incentive Stock Plan are made by an Incentive Stock Committee of the Board of Directors of the Company consisting of the nine non-employee directors (all directors but Mr. Seegmiller).

        Willis M. Bywater and Theodore H. Pacha, both members of the Board of Directors of the Banks and the Incentive Stock Committee, participated in deliberations concerning executive compensation matters during 1998. Under rules of the Securities and Exchange Commission, the Banks are required to disclose that it has had certain business relationships during 1999 with Economy Advertising Company, a commercial printing and specialty advertising firm and Hawkeye Medical Supply, a medical and office supply store. Mr. Bywater is an executive officer and principal shareholder of Economy Advertising Company and Mr. Pacha was an executive officer and owner of Hawkeye Medical Supply until May, 1999 when he sold his interest in the company and ended his employment. During 1999, the Banks paid the sum of $194,464 to Economy Advertising Company for commercial printing services and for the purchase of calendars and other specialty advertising items and $24,035 to Hawkeye Medical Supply for office equipment and supplies. The Banks contemplates that it will purchase a similar amount of goods and services from Economy Advertising Company during 2000. Such business relationships have been entered into in the ordinary course of business of the Banks and, in the opinion of management, the prices charged for the goods and services provided by Economy Advertising Company and Hawkeye Medical Supply Company are at least as favorable to the Banks as prices generally charged by similar businesses in the area for such goods and services. The Board of Directors of the Banks does not believe that the participation by Mr. Bywater and Mr. Pacha in the deliberations concerning executive compensation has provided the executive officers of the Banks with more favorable compensation arrangements than would have been the case absent their participation.

                        REPORT ON EXECUTIVE COMPENSATION

        Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to Dwight Seegmiller, as President of the Company and the Banks, and the other two executive officers of the Company and the Banks. The disclosure requirements for these three individuals (the "executive officers") include information set forth in various compensation tables contained in this Proxy Statement and a report explaining the rationale and matters considered in making fundamental executive compensation decisions affecting those individuals. Decisions regarding executive officer salaries, bonuses and contributions to the ESOP and, beginning in 1994, the Profit Sharing Plan are made by the Board of Directors of the Banks, with Mr. Seegmiller abstaining from deliberations and voting on such matters. Decisions regarding the grant of awards to executive officers pursuant to the Incentive Stock Plan are made by the Incentive Stock Committee of the Board of Directors of the Company, consisting of the nine non-employee directors (all directors but Mr. Seegmiller). In fulfillment of the disclosure requirements, the Board of Directors of the Banks and the Incentive Stock Committee of the Company have prepared the following report.

Compensation Policy

        This report describes the current compensation policy as endorsed by the Board of Directors of the Banks and the Incentive Stock Committee and the resulting actions taken in arriving at 1999 compensation as reported in the various compensation tables. The executive compensation program of the Banks has been designed to:

* provide a pay for performance policy that differentiates compensation amounts based upon corporate and individual performance;

* provide compensation opportunities which are comparable to those offered by other Iowa-based financial institutions, thus allowing the Banks to compete for and retain talented executives who are essential to the long-term success of the Company and the Banks; and

* align the interest of the executive officers with the long-term interest of the Company's shareholders through the ownership of Company Common Stock.

        The executive compensation program is comprised of salary, opportunities for annual cash bonuses, participation in the ESOP and opportunities for long-term incentives pursuant to awards granted under the Incentive Stock Plan and, beginning in 1994, participation in the Profit Sharing Plan. An executive officer's salary is based on a number of factors, including the Banks' performance as compared to internally established goals for the most recently ended fiscal year and to the performance of other Iowa-based financial institutions, the individual officer's level of responsibility within the Banks and comparisons to salaries paid to officers holding similar positions in other Iowa-based financial institutions. The award of an annual cash bonus is made in the discretion of the Board of Directors and not pursuant to any formal plan or formula. A bonus, if granted, is based on the individual performance of the executive officer and the achievement of financial performance goals of the Banks, as established in the Banks' annual budget and business plan. The Banks, as plan sponsor of the ESOP, makes an annual ESOP contribution which is allocated among all participating employees of the Banks, including the executive officers, based on their annual salaries. In 1999, the Banks, as sponsor of the Profit Sharing Plan, made a Profit Sharing Plan contribution which was allocated among all participating employees of the Banks, including the executive officers, based on their annual salaries. The amount of the ESOP contribution and the amount of the Profit Sharing Plan contribution are determined in the discretion of the Board of Directors and are based on the achievement of financial performance goals of the Banks as established in the Banks' annual budget and business plan. The Incentive Stock Committee uses the award of stock options to executive officers (as well as the award of restricted stock to other Banks employees) to align their interests with those of the shareholders; however, significant vesting periods are also used to encourage retention as employees. The amount of options granted is determined by reviewing the practices of other financial institutions based on information provided by an outside consultant to the Board of Directors.

        In 1993, Section 162(m) of the Internal Revenue Code was amended to place limits on the deductibility of compensation in excess of $1 million paid to executive officers of publicly held companies. The Board of Directors of the Banks does not believe, however, that the amendment has had or will have any impact on the compensation policies followed by the Board.

President's Compensation

        Mr. Seegmiller's base salary was unchanged at $206,428 for 1999 from the prior year. The base salary reflected consideration of (i) an assessment of the Banks' performance during 1998 as compared to goals set in the Banks' annual budget and business plan for 1998, (ii) a comparison of the Banks' performance as compared with that of other Iowa-based financial institutions, and (iii) compensation data provided by comparative industry surveys. Each year, management of the Banks prepares, and the Board of Directors approves, an annual budget and business plan containing financial performance goals measured primarily in terms of earnings per share, asset quality, return on assets and return on stockholders' equity. In setting Mr. Seegmiller's salary for 1999, the Board reviewed the goals established for 1998 and determined that such goals had been achieved by the Banks. The Board also reviewed the Banks' performance as compared to that of other Iowa-based financial institutions of similar asset size. Compensation data for other Iowa-based financial institutions of similar asset size is also provided through surveys independently prepared by the Iowa Bankers Association. The survey reviewed by the Board in setting 1999 salary contained information on salaries paid during 1998 to the chief executive officers of 11 Iowa-based banks with deposits in excess of $225 million. While the foregoing factors are not specifically weighted in the decision-making process, primary emphasis is placed on the Banks' performance during the previous year as compared to the internally-established goals. Review of comparable compensation data is used primarily as a check to ensure that the salary established is within the range of salaries paid to other chief executive officers of Iowa-based financial institutions. Although the Board reviewed a number of objective factors as described above in setting Mr. Seegmiller's salary for 1999, the amount was based on a subjective determination by the Board.

        Mr. Seegmiller was awarded a cash bonus in 1999 in the amount of $35,000 based on a determination by the Board of Directors that the Banks had accomplished certain goals as established in the budget and business plan for 1998. Those goals were measured primarily in terms of earnings per share, asset quality, return on assets and return on stockholders' equity. The amount of the bonus was based on a subjective determination by the Board. In addition to the cash bonus, Mr. Seegmiller received additional compensation that represents the contributions, which were limited due to statutory and administrative rules, for the Hills Bank and Trust Company Employee Stock Ownership Plan and Profit Sharing Plan.

        A contribution of $14,400 was made to Mr. Seegmiller's ESOP and profit sharing accounts during 1999. The size of the contribution was determined as a function of Mr. Seegmiller's 1999 salary (not including bonus) and the size of the contribution made by the Banks, as plan sponsors, to the ESOP and profit sharing plan for the benefit of all employees of the Banks eligible to participate in the ESOP and profit sharing plans limited to a maximum of 15% of $160,000 or $24,000 established by the Internal Revenue Service. For 1999, the ESOP and profit sharing plan contributions made by the Banks amounted to 9% of the aggregate salaries paid to all Banks employees eligible to participate in the plans. The size of the ESOP and profit sharing contributions are determined by the Board of Directors in its discretion based on its assessment of whether the Banks achieved the goals established in the annual budget and business plan for 1999. Once the size of the ESOP and profit sharing contributions were determined, such contributions were allocated among the ESOP and profit sharing accounts of all eligible employees of the Banks, including Mr. Seegmiller, based on their annual salaries for 1999.

Compensation for Other Executive Officers

        Effective January 1, 1999, the Board of Directors made no changes in the salaries paid to the two other executive officers of Hills as reflected in the compensation table appearing herein. The Board of Directors awarded a cash bonus of $17,000 and $26,000 respectively to each of the other two executive officers in 1999, and bonuses as discussed for Mr. Seegmiller and appearing on the compensation table. The bonus awards were based on the same considerations as the compensation decisions for the President of the Banks. Additionally, contributions were made to the ESOP accounts and the Profit Sharing Plan accounts of the other two executive officers, the size of which were determined in accordance with the same procedure as used for all employees of the Banks.

                                    BOARD OF DIRECTORS
                                    HILLS BANK AND TRUST COMPANY

                                    INCENTIVE STOCK COMMITTEE
                                    HILLS BANCORPORATION

                                    Willis M. Bywater        Ann Marie Rhodes
                                    Thomas J. Gill, D.D.S.   Ronald E. Stutsman
                                    Donald H. Gringer        Earl M. Yoder
                                    Richard W. Oberman       Sheldon E. Yoder
                                    Theodore H. Pacha

                  LOANS TO AND CERTAIN OTHER TRANSACTIONS WITH
                        EXECUTIVE OFFICERS AND DIRECTORS

        Certain of the officers and directors of the Company, their associates or members of their families, were customers of, and have had transactions with, the Banks from time to time in the ordinary course of business, and additional transactions may be expected to take place in the ordinary course of business in the future. All loans and commitments included in such transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management of the Banks, such loan transactions do not involve more than the normal risk of collectibility or present other unfavorable features.

        During the past year, the Banks and the Company have maintained business relationships with certain companies partially owned or operated by members of the Board of Directors of the Company through the purchase of varying amounts of goods and services from such companies. All such business relationships have been entered into in the ordinary course of business of the Banks and the Company and, in the opinion of management, the prices charged for such goods and services have been at least as favorable to the Banks and the Company as prices generally charged by similar businesses in the area for such goods and services. Management of the Company anticipates that the Banks and the Company will continue to maintain such business relationships on a similar basis to the extent that such goods and services are required by the Banks and the Company in the future.

        Michael D. Hodge is a nominee for director to fill the unexpired term of Earl M. Yoder. Mr Hodge is the owner of approximately fifty-five percent (55%) of Hodge Construction Company. In 1999, the Company entered into two cost-plus contracts with Hodge Construction Company for construction management services for construction projects slated to start in the second quarter of 2000 in Hills, Iowa and Coralville, Iowa. During 1999, the Company made no payments for construction management services performed for the Company under these cost-plus contracts. Although these contracts were not entered into as a result of competitive bidding, the contracts were entered into in the ordinary course of business of the Company and, in the opinion of management, the amounts to be paid under such contracts for the services performed will be at least as favorable to the Company as prices generally charged by similar businesses in the area for such services. If Mr. Hodge becomes a director of the Company, management anticipates that any future contracts between the Company and Hodge Construction Company will be entered into as a result of competitive bidding.

                   Approval of the Hills Bancorporation 2000
                        Stock Option and Incentive Plan

Summary of the Proposal

        The Board of Directors of the Company has adopted the Hills Bancorporation 2000 Stock Option and Incentive Plan in the form attached hereto as an Exhibit A (for purposes of the Section of the proxy statement, the "Plan"), subject to approval of the Plan by the stockholders of the Company. The description that follows is qualified in its entirety by reference to the Plan as set forth in such exhibit. Subject to stockholder approval, the Plan is intended to succeed the Hills Bancorporation 1993 Stock Incentive Plan which expired in 1999 (the "1993 Plan"). In general, the proposed Plan authorizes the Company to award to select key employees and non-directors, stock options, shares of the Company's common stock or an amount based on the value thereof. The number of shares of common stock reserved for all awards under the plan is 66,000.

        Stockholder approval of the Plan requires the affirmative vote of a majority of the shares present or represented and entitled to vote at the meeting.

The Board of Directors recommends a vote for the Hills Bancorporation 2000 Stock option and incentive plan.

Description of the Plan

        Purpose. The Board believes that, like the 1993 Plan, the proposed Plan will successfully advance the Company's long-term financial success by enabling it to attract and retain outstanding talent and motivate superior performance by encouraging and providing a means for participating employees to obtain an ownership interest in the Company.

        Administration. The Plan will be administered by a committee of the Board (the "Committee") which shall consist of two or more members of the Board. The Company presently intends for each of these directors to be a "nonemployee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). The Committee is responsible for interpreting and administering the Plan, including making all determinations necessary or advisable for such administration.

        Eligibility and Participation. The Committee is authorized from time to time to grant awards under the Plan to such salaried employees (including executive officers) and non-employee directors of the Company and its subsidiaries as the Committee, in its discretion, selects. Since its inception, approximately 81 participants received grants under the 1993 Plan covering approximately 65,000 shares. These awards are not necessarily indicative of the number of participants or the number of awards which might be made under the proposed Plan. The Company cannot at this time identify the persons to whom awards will be granted, or would have been granted if the Plan had been in effect during 1999; nor can the Company state the form or value of any such awards.

        Share Limits. The aggregate number of shares of the Company's common stock issuable under all awards under the Plan is approximately 66,000. Shares awarded under the Plan will be made available from authorized but unissued common stock or from common stock held in the treasury.

        Options. The Plan authorizes the Committee to grant to employees options to purchase the Company's common stock which may be in the form of statutory stock options, including "incentive stock options" ("ISOs") or in the form of non-statutory options. The Plan authorizes the Committee to grant only options other than ISOs to non-employee directors. The exercise price of options granted under the Plan (subject to amendment as discussed herein under the caption "Amendment and Adjustment") may not be less than the fair market value of such stock at the time the option is granted and once established may not be modified. Fair market value on any given date for this and other purposes of the Plan will be the mean between the highest and the lowest sale prices reported on such date or if there were no sales on such date, then the fair market value will be the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the fair market value will be as determined by the Committee in its sole and absolute discretion.

        The Plan permits optionees, with certain exceptions, to pay the exercise price of options in cash, common stock of the Company (valued at its fair market value on the date of exercise and including stock received upon exercise of options under any Company option plan) or a combination thereof. Accordingly, any optionee who owns any Company common stock may generally, by using stock in payment of the exercise price of an option, receive, in one transaction or a series of essentially simultaneous transactions, without any cash payment of the purchase price, (i) Company common stock equivalent in value to the excess of the fair market value of the shares subject to exercised option rights over the exercise price of the option, plus (ii) a number of shares equal to that used to pay the exercise price.

        Options will become exercisable six months or longer after the date of grant and the term shall not extend later than ten years after the date of grant. Unless the Committee establishes otherwise at the time of the award, in the event of termination of employment because of death, stock options may be exercised by the participant's beneficiary within two years after death without regard to any holding period. Unless the Committee establishes otherwise at the time of the award, in the event of termination of employment because of disability, options generally may be exercised by the participant within one year after the termination of employment upon the same terms as if the holder remained an employee of the Company. In the event of termination for just cause, a participant's options immediately expire. In the event of any other kind of termination, a participant may exercise the options within three (3) months of such termination.

        Stockholder Rights. Each participant shall have the right to receive dividends upon and to vote shares of common stock awarded during any restriction period. Optionees however, will not have rights as a stockholder prior to exercise. With limited exceptions, participants may not transfer, assign, pledge, or encumber awards under the Plan. Awards under the Plan shall be evidenced by written agreements.

        Change in Control. In the event of a change in control of the Company, as defined in the Plan, the restrictions and vesting requirements of awards will lapse for a period of 60 days beginning on the date of the change in control and the value of awards may be paid to participants in cash.

        The lapse of limitations and payments of the value of incentive shares in cash in the event of a change in control may have the incidental effect of increasing the net cost of such change in control and thus theoretically could render more difficult or discourage such a change in control, even if such change in control would be beneficial to stockholders generally.

        Amendment and Adjustment. The Committee may suspend or terminate the Plan or any portion thereof at any time. No amendment, suspension or termination of the Plan may materially and adversely affect outstanding awards without the consent of the participant.

        The Plan provides that in the event of a stock dividend or stock split, or a combination or other increase or reduction in the number of issued shares of the Company's common stock, the Board of Directors or the Committee may make adjustments in the number and type of shares authorized by the Plan and covered by outstanding awards under the Plan.

        Duration of the Plan. The effective date of the Plan is the date upon which the Plan was adopted by the Board of Directors of the Company. The Plan terminates upon the expiration of ten years following the effective date of the Plan, unless sooner terminated by the Committee.

        Federal Income Tax Consequences of Stock Options and Stock Appreciation Rights. The following briefly summarizes the federal income tax consequences of the issuance and exercise of stock options under the Plan. The following discussion does not purport to be complete and does not cover, among other things, the state, local, and foreign tax treatment associated with the grant and exercise of options.

        Nonstatutory Options. With respect to nonstatutory options granted under the Plan, the Company understands that under existing federal income tax law:
(i) no income will be recognized to the optionee at the time of grant; (ii) upon exercise of an option, the optionee will be required to treat as ordinary income the difference between the option price and fair market value of the stock purchased on the date of exercise, and the Company will be entitled to a deduction equal to such amount; and (iii) assuming the shares received upon exercise of such option constitute capital assets in the optionee's hands, any gain or loss upon disposition of the shares (measured by reference to the fair market value of the shares on the date of exercise) will be treated as capital gain or loss, which will be long-term if the shares have been held longer than one year. Any costs incurred in disposing of the shares will reduce the gain or increase the loss upon disposition of the shares.

        Incentive Stock Options. ISOs under the Plan are intended to constitute "incentive stock options" under Section 422 of the Code. The Company understands that, if shares purchased pursuant to the exercise of an incentive stock option for cash are not disposed of by the optionee within two years from the date of grant of the option or within one year after the transfer of the shares to him, then for federal income tax purposes: (i) no income will be recognized to the optionee upon either the grant or the exercise of the option; (ii) any gain or loss will be recognized to the optionee only upon ultimate disposition of the shares, and assuming the shares constitute capital assets in the optionee's hands, will be treated as long-term capital gain or loss; and (iii) the Company will not be entitled to a federal income tax deduction in connection with the grant or the exercise of the option. The difference between the option price and the fair market value of the shares acquired upon exercise of such an option is considered an item of adjustment for purposes of the Alternative Minimum Tax under the Code.

        The Company further understands that, if the optionee disposes of the shares acquired by exercise of an incentive stock option before the expiration of the required holding period, the optionee must treat as ordinary income in the year of such disposition an amount equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise or the selling price. The balance of the optionee's gain on such disposition, if any, will be taxed as capital gain. The Company will be entitled to a deduction in the year of the disposition equal to the amount of ordinary income recognized to the optionee.

        Exercise by Delivery of Previously Acquired Shares. Generally, no gain or loss will be recognized by an optionee upon the transfer to the Company of previously acquired shares of common stock (the "Old Shares") in payment of all or a portion of the exercise price of shares of common stock (the "New Shares") acquired through the exercise of an option. The optionee's basis and holding period in the Old Shares are transferred to that number of New Shares that equals the number of Old Shares tendered in payment of the exercise price.
Additional New Shares have a basis equal to any income recognized by the optionee on exercise plus any cash paid in payment of the exercise price. However, if Old Shares are used to exercise and incentive stock option, the disposition of the Old Shares will be taxable generally in accordance with the rules discussed above if the Old Shares were acquired pursuant to the exercise of an incentive stock option and have not been held for the requisite holding period.

        Tax Withholding. Under the Code, tax withholding by the Company is required with respect to the amount of compensation realized by optionees under the Plan. Under the Plan, the Company may permit the optionee to have the Company withhold all or a portion of the shares of the Company which the optionee acquires upon the exercise of an option to satisfy estimated or actual federal, state or local income taxes. The Company may also permit the optionee to deliver other previously acquires shares for the purpose of tax withholding.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

        McGladrey & Pullen, LLP, Certified Public Accountants, provided accounting services to the Company during the Company's fiscal year ended December 31, 1999. The Board of Directors of the Company has selected McGladrey & Pullen, LLP to provide accounting services to the Company for the fiscal year ending December 31, 2000. A representative of McGladrey & Pullen, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and he is also expected to be available to respond to appropriate questions.

                           PROPOSALS BY SHAREHOLDERS

        Shareholder proposals intended to be presented at the Annual Meeting of Shareholders to be held in 2001 must be received by the Company no later than December 8, 2000 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Proposals should be submitted to the Company at its principal executive offices at 131 Main Street, Hills, Iowa 52235.

                        AVAILABILITY OF FORM 10-K REPORT

        Copies of the Company's Annual Report to the Securities and Exchange Commission (Form 10-K) including the financial statements and schedules thereto for the fiscal year of the Company ended December 31, 1999, will be mailed when available without charge (except for exhibits) to a holder of shares of the Common Stock of the Company upon written request to James G. Pratt, Treasurer, Hills Bancorporation, 131 Main Street, Hills, Iowa 52235.

                                 OTHER MATTERS

        Management of the Company knows of no other matters which will be presented for consideration at the Annual Meeting of Shareholders other than those stated in the Notice of Annual Meeting which is part of this Proxy Statement, and management does not intend itself to present any such other business. If any other matters do properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their judgment. The proxy will also have the power to vote for the adjournment of the meeting from time to time.

        A copy of the Annual Report of the Company for the year ended December 31, 1999, is mailed to shareholders together with this Proxy Statement. Such report is not incorporated in this Proxy Statement and is not to be considered a part of the proxy soliciting material.

                                              By Order of the Board of Directors

                                              /s/ Dwight O. Seegmiller
                                              --------------------------------
                                              Dwight O. Seegmiller
                                              President

March 27, 2000
Hills, Iowa

                                   Exhibit A

                              HILLS BANCORPORATION
                      2000 STOCK OPTION AND INCENTIVE PLAN

1.      Purpose of the Plan.
        The purpose of this Hills Bancorporation 2000 Stock Option and Incentive Plan (the "Plan") is to advance the interests of the Company through providing select key Employees and Directors of the Company and its Affiliates with the opportunity to acquire Shares. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to Directors and key Employees of the Company or any Affiliate to promote the success of the business.

2. Definitions.
      As used herein, the following definitions shall apply.
        (a) "Affiliate" shall mean any "parent corporation" or "subsidiary corporation" of the Company, as such terms are defined in Section 424(e) and
(f), respectively, of the Code.
        (b) "Agreement" shall mean a written agreement entered into in accordance with Paragraph 5(c).
        (c) "Awards" shall mean Options, including ISO and Non-ISO Options as the context indicates.
        (d)    "Board" shall mean the Board of Directors of the Company.
        (e)    "Change in Control"  shall mean any one of the following  events:
(i) the acquisition (A) of ownership, holding or power to vote more than 50% of the Company's voting stock, (B) of the ability to control the election of the a majority of the Company's directors, or (C) of a controlling influence over management or policies of the Company by any person or by persons acting as a group (within the meaning of Section 13(d) of the Securities Exchange Act of
1934), or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (the Continuing Directors) cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of this subparagraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a change in control has occurred shall be conclusive and binding.
        (f)    "Code" shall mean the Internal Revenue Code of 1986, as amended.
        (g) "Committee" shall mean the Stock Option Committee appointed by the Board in accordance with Paragraph 5(a) hereof.
        (h) "Common Stock" shall mean any class of the common stock, no par value per share, of the Company.
        (i)    "Company" shall mean Hills Bancorporation.
        (j) "Continuous Service" shall mean the absence of any interruption or termination of service as an Employee or Director of the Company or an Affiliate. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between payroll locations of the Company or between the Company, an Affiliate or a successor.
        (k) "Director" shall mean any member of the Board, and any member of the board of directors of any Affiliate.
        (l) "Disinterested Person" shall mean any non-employee member of the Board of Directors of the Company. For purposes of this Plan, a non-employee member of the Board of Directors shall have the same meaning as the term "Non-Employee Director" defined in Rule 16b-3.
        (m) "Effective Date" shall mean the date specified in Paragraph 13 hereof.
        (n) "Employee" shall mean any person employed by the Company or an Affiliate.
        (o) "Exercise Price" shall mean the price per Optioned Share at which an Option may be exercised.
        (p) "ISO" means an option to purchase Common Stock which meets the requirements set forth in the Plan, and which is intended to be and is identified as an "incentive stock option" within the meaning of Section 422 of the Code.
        (q) "Market Value" shall mean the fair market value of the Common Stock, as determined under Paragraph 7(b) hereof.
        (r) "Non-ISO" means an option to purchase Common Stock which meets the requirements set forth in the Plan but which is not intended to be and is not identified as an ISO.
        (s)    "Option" means an ISO and/or a Non-ISO.
        (t) "Optioned Shares" shall mean Shares subject to an Award granted pursuant to this Plan.
        (u) "Participant" shall mean any person who receives an Award pursuant to the Plan.
        (v) "Plan" shall mean this Hills Bancorporation 2000 Stock Option and Incentive Plan.
        (w) "Rule 16b-3" shall mean Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.
        (x)    "Share" shall mean one share of Common Stock.

3.      Term of the Plan and Awards.

        (a) Term of the Plan. The Plan shall continue in effect for a term of ten years from the Effective Date, unless sooner terminated pursuant to Paragraph 15 hereof. No Award shall be granted under the Plan after ten years from the Effective Date.

        (b) Term of Awards. The term of each Award granted under the Plan shall be established by the Committee, but shall not exceed 10 years; provided, however, that in the case of an Employee who owns Shares representing more than 10% of the outstanding Common Stock at the time an ISO is granted, the term of such ISO shall not exceed five years.

4.      Shares Subject to the Plan.

        Except as otherwise required by the provisions of Paragraph 10 hereof, the aggregate number of Shares deliverable pursuant to Awards shall not exceed 66,000 Shares, which equals 4.35% of the Shares currently issued and outstanding on a fully diluted basis. If any Awards should expire, become unexercisable, or be forfeited for any reason without having been exercised or become vested in full, the Optioned Shares shall, unless the Plan shall have been terminated, be available for the grant of additional Awards under the Plan.

5.      Administration of the Plan.

        (a) Composition of the Committee. The Plan shall be administered by the Committee, which shall consist of not less than two (2) members of the Board who are Disinterested Persons. Members of the Committee shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, the Plan shall be administered by the members of the Board who are Disinterested Persons.

        (b) Powers of the Committee. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion to: (i) select Participants and grant Awards, (ii) determine the form and content of Awards to be issued in the form of Agreements under the Plan, (iii) interpret the Plan, (iv) prescribe, amend and rescind rules and regulations relating to the Plan, and (v) make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

        (c) Agreement. Each Award shall be evidenced by a written agreement containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, the Committee shall set forth in each Agreement: (i) the Exercise Price of an Option, (ii) the number of Shares subject to, and the expiration date of, the Award, (iii) the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Award, and
(iv) the restrictions, if any, to be placed upon such Award or upon Shares which may be issued upon exercise of such Award.

        The Chairman of the Committee and such other Directors and officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of Awards.

        (d) Effect of the Committee's Decisions. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

        (e) Indemnification. In addition to such other rights of indemnification as they may have, the members of the Committee shall be identified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Award granted hereunder to the full extent provided for under the Company's governing instruments with respect to the indemnification of Directors.

6.      Grant of Options.

        (a) General Rule. Only Employees shall be eligible to receive discretionary grants of ISO Options pursuant to the Plan. The Committee may make discretionary grants of Non-ISO Options to those Employees and Non-Employee Directors of the Company or its Affiliates who, in the opinion of the Committee, have the capacity for contributing to the successful performance of the Company or its Affiliates. Committee members may make grants of Non-ISO Options to themselves provided that such grants are approved by the vote of the entire Board of Directors. All grants of Non-ISO Options shall be subject to an Agreement with the Participants whereby one or more of the exemptions to Rule 16b-3 is met, which may include a requirement that the Participant not sell or otherwise dispose of such Option or Optioned Shares within six months from the date of grant of the Option to the Participant.

        (b) Special Rules for ISOs. The aggregate Market Value, as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Company or any present or future Parent or Subsidiary of the Company) shall not exceed $100,000. Notwithstanding the foregoing, the Committee may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Options which are Non-ISOs.

7.      Exercise Price for Options.

        (a) Limits on Committee Discretion. The Exercise Price as to any particular Non-ISO shall not be less than 100% of the Market Value of the Optioned Shares on the date of grant. The Exercise Price as to any particular ISO shall not be less than Market Value of the Optioned Shares on the date of grant. In the case of an Employee who owns Shares representing more than 10% of the Company's outstanding Shares of Common Stock at the time an ISO is granted, the Exercise Price shall not be less than 110% of the Market Value of the Optioned Shares at the time the ISO is granted.

        (b) If the Common Stock is listed on a national securities exchange (including the NASDAQ National Market System) on the date in question, then the Market Value per Share shall be the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be the Mean between the bid and asked price on such date. If the Common Stock: is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee in its sole and absolute discretion.

8.      Exercise of Options.

        (a) Generally. Any Option granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement granted to a Participant. An Option may not be exercised for a fractional Share.

        (b) Procedure for Exercise. A Participant may exercise Options, subject to provisions relative to its termination and limitations on its exercise, only by (1) written notice of intent to exercise the Option with respect to a specified number of Shares, and (2) payment to the Company (contemporaneously with delivery of such notice) in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised. Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at the Company's executive offices. Common Stock utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise.

        (c) Period of Exercisability. Except to the extent otherwise provided in the terms of an Agreement, an ISO may be exercised by a Participant only while he or she is an Employee and has maintained Continuous Service from the date of the grant of the Option, or within three months after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire), except if the Employee's Continuous Service terminates by reason of:

               (1) "Just Cause" which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Participant and the Company (and, in the absence of any such agreement, shall mean termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful vilolation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order), then the Participant's rights to exercise such Option shall expire on the date of such termination;

               (2) death, then to the extent that the Participant would have been entitled to exercise the Option immediately prior to his death, such Option of the deceased Participant may be exercised within two years from the date of his death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such Option shall have passed by will or by laws of descent and distribution;

               (3) Permanent and Total Disability (as such term is defined in Section 422(e)(3) of the Code), then to the extent that the Participant would have been entitled to exercise the Option immediately prior to his Permanent and Total Disability, such Option may be exercised within one year from the date of such Permanent and Total Disability, but not later than the date on which the Option would otherwise expire.

        Notwithstanding the provisions of any Option which provides for its exercise in installments as designated by the Committee, such Option shall become immediately exercisable upon the Participant's death or Permanent and Total Disability.

        (d) Effect of the Committee's Decisions. The Committee's determination whether a Participant's Continuous Service has ceased, and the effective date thereof shall be final and conclusive on all persons affected thereby.

9.      Change in Control.

        (a) General Rule. Notwithstanding the provisions of any Award which provides for its exercise or vesting in installments, for a period of 60 days beginning on the date of a Change in Control, all Options shall be immediately exercisable and fully vested. The Participant shall, at the discretion of the Committee, be entitled to receive cash in an amount equal to the excess of the Market Value of the Common Stock subject to such Option over the Exercise Price of such Shares, in exchange for the cancellation of such Options by the Participant.

        (b) Exception to General Rule. Notwithstanding subparagraph (a) of this Paragraph, in no event may an Option be canceled in exchange for cash within the six-month period following the date of its grant.

10.     Effect of Changes in Common Stock Subject to the Plan.

        (a) Recapitalizations; Stock Splits, Etc. The number and kind of Shares reserved for issuance under the Plan, and the Exercise Price, number and kind of Shares subject to outstanding Awards shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

        (b) Transactions in which the Company is Not the Surviving Entity. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all outstanding Awards shall be surrendered. With respect to each Award so surrendered, the Committee shall in its sole and absolute discretion determine whether the holder of the surrendered Award shall receive:

               (1) for each Share then subject to an outstanding Award the number and kind of shares into which each outstanding Share (other than Shares held by dissenting stockholders) is changed or exchanged, together with appropriate adjustments to the Exercise Price in the case of Options; or
               (2) a cash payment ( from the Company or the successor corporation), in an amount equal to the Market Value of the Shares subject to the Award on the date of the Transaction, less the Exercise Price of the Award in the case of Options.

        (c) Special Rule for ISOs. Any adjustment made pursuant to subparagraphs
(a) or (b)(1) hereof shall be made in such a manner as not to constitute, a modification, within the meaning, of Section 424(h) of the Code, of outstanding ISOs.

        (d) Conditions and Restrictions on New, Additional, or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Paragraph, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Award before the adjustment was made.

        (e) Other Issuances. Except as expressly provided in this Paragraph, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Awards or reserved for issuance under the Plan.

11.     Non-Transferability of Awards.

        Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, or pursuant to the terms of a qualified domestic relations orders (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder).

12.     Time of Granting Awards.

        The date of grant of an Award shall, for all purposes, be the later of the date on which the Committee makes the determination of granting such Award, and the Effective Date. Notice of the determination shall be given to each Participant to whom an Award is so granted within a reasonable time after the date of such grant.

13.     Effective Date.

        The Plan shall become effective upon the adoption of the Plan by the Board provided that the Plan is ratified by the Shareholders of the Company within twelve months following the Board's adoption of the Plan.

14.     Modification of Awards.

        At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Award, provided no such modification shall confer on the holder of said Award any right or benefit which could not be conferred on him by the grant of a new Award at such time, or impair the Award, without the consent of the holder of the Award.

15. Amendment and Termination of the Plan.

        The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Awards, suspend or terminate the Plan.

        No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of an Award, alter or impair any rights or obligations under any Award theretofore granted.

16.     Conditions Upon Issuance of Shares.

        (a) Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any Award unless the issuance and delivery of such Shares shall comply with any relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed. The Plan is intended to comply with Rule 16b-3, and any provision of the Plan which the Committee determines in its sole and absolute discretion to be inconsistent with said Rule shall, to the extent of such inconsistency, be inoperative and null and void, and shall not affect the validity of the remaining provisions of the Plan.

        (b) Special Circumstances. The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereund er shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option, the Company may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

        (c) Committee Discretion. The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.

17.     Reservation of Shares.

        The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

18.     Withholding Tax.

        The Company's obligation to deliver Shares upon exercise of Options shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The
Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold Shares, or to deliver to the Company Shares that the Participant already owns, having a value equal to the amount required to be withheld. The value of Shares to be withheld, or delivered to the Company, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined. As as alternative, the Company may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

19.     No Employment or Other Rights.

        In no event shall an Employee's or Director's eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee, Director, or any other party to continue service with the Company or any Affiliate. No Employee or Director shall have a right to be granted an Award or, having received an Award, the right to again be granted an Award. However, an Employee or Director who has been granted an Award may, if otherwise eligible, be granted an additional Award or Awards.

20.     Governing Law.

        The Plan shall be governed by and construed in accordance with the laws of the State of Iowa and applicable federal law.